ENERGY SERVICES OF AMERICA ANNOUNCES DEBT REFINANCING

Huntington, WV   February 4, 2014-  Energy Services of America (OTC: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today that it closed on a new financing agreement with its secured lenders on January 31, 2014.  As a result of the new financing agreement, the company is no longer subject to the forbearance agreement the company had been working under since November 28, 2012.

Douglas V. Reynolds, President discussed the new agreement.  "We are very appreciative of the confidence shown by United Bank WV, Summit Community Bank, and First Guaranty Bank as we put the final touches on our restructuring efforts."   Mr. Reynolds continued, "This agreement represents many months of hard work by a dedicated group of individuals including our board of directors, employees, and lenders.  We look forward to this new partnership and focusing on our core business and sustaining profitability as we continue to serve our customers and community."

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.